EXHIBIT 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Registration Nos. 333-120146 and 333-134147) and Forms S-8 (Registration Nos. 333-115649 and 333-123184) of our report dated March 30, 2007, with respect to the consolidated financial statements of National Coal Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.


                                                          /s/ Ernst & Young LLP
                                                         -----------------------
                                                              ERNST & YOUNG LLP

Richmond, Virginia
March 30, 2007